UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):   June 26, 2007

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in charter)

Delaware	033-25900	75-2228820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619

(Address of Principal Executive Offices)

609-219-0930

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)

On June 26, 2005 the Registrant received notification from the American Stock Exchange that it is not in compliance with the Exchange’s continued listing standards, including specifically Sections 134 and 1101 of the Amex Company Guide, because of the Registrant’s failure timely to file its Annual Report on Form 10-K for the fiscal year ended February 28, 2007.  The Exchange has requested that the Registrant submit to the Exchange, not later than July 25, 2007, a plan of the steps the Registrant intends to take to regain compliance with the continued listing standards.  The Registrant is required to regain compliance not later than December 13, 2007.

The Registrant has previously announced that it was unable to file Form 10-K by the specified date because it requires additional time to complete its review of the complex accounting for changes to its convertible debt that occurred during its 2007 fiscal year.  The Registrant currently anticipates filing its Annual Report on Form 10-K not later than July 15, 2007.

Item 7.01   Regulation FD Disclosure

On June 27, 2007, the Registrant issued a press release announcing it has received notification from the American Stock Exchange that it is not in compliance with the Exchange’s continued listing standards. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Exchange Act and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by the Registrant under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Number	Description of Exhibit
99.1	Press Release dated June 27, 2007 (1)

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(1)  Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2007

ASCENDIA BRANDS, INC.
By:	/s/ JOHN D. WILLE
John D. Wille
Chief Financial Officer